EXHIBIT 4.2

DEED OF TRUST AND SECURITY AGREEMENT

THIS DEED OF TRUST AND SECURITY AGREEMENT (“Deed of Trust”) is made as of the 6th day of June, 2008, between HUNTER BATES MINING CORPORATION, a Minnesota corporation (“Grantor”), having an office at 900 IDS Center, 80 South 8th Street, Minneapolis MN 55402-8773, and the Gilpin County Public Trustee (“Trustee”), whose address is 203 Eureka Street, P.O. Box 368, Central City, CO, 80427.

WITNESSETH:

WHEREAS, this Deed of Trust is made by Grantor to secure and enforce the payment of the following note, obligations, indebtedness and liabilities:  (a) a certain Promissory Note of even date herewith in the principal amount of Six Million Seven Hundred Fifty Thousand and 00/100 Canadian Dollars (CND $6,750,000.00) made by Grantor and payable to the order of George E. Otten, a Colorado resident whose address is 11438 Weld County Rd, Fort Lupton, CO, 80621 (or his nominee or assignee), with interest and payments, all as provided therein, being due and payable in full on December 31, 2015 (or earlier as provided for therein), and all modifications, renewals or extensions thereof (the “Note”) (said payee and all subsequent holders of the Note or any part thereof or any interest therein or in any of the Secured Indebtedness, as hereinafter defined, are hereinafter collectively called the “Beneficiary”); and (b) all obligations of this Deed of Trust or any other instruments (“Loan Documents”) executed by Grantor in favor of Beneficiary now or hereafter evidencing or securing the above-described indebtedness or any part thereof (collectively the “Secured Indebtedness”).  The terms and provisions of the Note are incorporated herein by this reference.

In order to secure payment of the Secured Indebtedness, Grantor does hereby grant, bargain, sell and convey unto the Trustee, in trust forever, that certain property situate in the Gilpin County, Colorado, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, which is commonly known as the Hunter Gold Mine (sometimes collectively hereinafter referred to as the “Property” or the “Mortgaged Property”); and

TOGETHER with all and singular the tenements, hereditaments, easements, rights of way and appurtenances thereunto belonging or in any wise appertaining, whether now owned or hereafter acquired by Grantor, and any and all rights of ingress and egress to and from adjoining property (whether such rights now exist or subsequently arise), together with the reversion or reversions, remainder or remainders, and rents, issues and profits thereof, and also the entire estate, right, title, interest, claim and demand whatsoever of Grantor of, in and to the same and of, in and to every part and parcel thereof; and

TOGETHER with all buildings, structures, parking structures and improvements now or hereafter located on the Mortgaged Property, including any and all easements and rights of way used in connection therewith; and

TOGETHER with all right, title and interest of Grantor, if any, in all trees, shrubs, flowers and other landscaping features and all oil, gas, minerals, water, water rights, drains and drainage rights appurtenant to, located on, under or above or used in connection with the Mortgaged Property and the improvements situate thereon, or any part thereof, whether now existing or hereafter created or acquired; and

TOGETHER with all leases, rents, issues, royalties, bonus, income and profits, of each and every kind, now or hereafter relating to or arising from the Mortgaged Property and the improvements situate thereon; and

All of the foregoing property, interests and rights are sometimes hereinafter collectively referred to as the "Mortgaged Property, Improvements and Rights, or the “Property”;

AND, Grantor, for itself and its successors and assigns, represents, warrants and covenants that, and has good right and authority to grant, bargain, sell, convey, transfer, assign and mortgage the Property; that the execution and delivery of this Deed of Trust, the Note and all other instruments securing the payment of the Note do not contravene any law, order, decree, rule or regulation to which Grantor is subject; that the Note, this Deed of Trust and all other instruments securing the payment of the Note constitute the legal, valid and binding obligations of Grantor and that Grantor will warrant and forever defend the title to the Property against the claims of all persons whomsoever claiming or to claim the same or any part thereof, subject to all matters of record.

AND, that for so long as the Secured Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees for itself and its successors and assigns as follows:

1.	Covenants.

1.1	General Covenants.

1.1.1      Payment.  Grantor will make prompt payment, as the same become due, of all installments of principal and interest on the Note and of all the other Secured Indebtedness.

1.1.2      Maintenance of Mortgaged Property.  Grantor will cause the Mortgaged Property to be used, occupied and operated in accordance with all applicable laws and rules, regulations and orders promulgated by all duly constituted authorities.  Grantor will allow the Beneficiary and/or its authorized representatives to enter the Property at any reasonable time upon advance written notice to inspect the Property and Grantor's books and records pertaining thereto, and Grantor will reasonably assist the Beneficiary and said representatives in whatever way necessary to make such inspection.

1.1.3      Taxes.  Grantor shall pay or cause to be paid prior to delinquency, except to the extent provision is actually made therefor as set forth hereinafter, all taxes and assessments theretofore or hereafter levied or assessed against the Property, or any part thereof, or any other tax asserted as a substitute therefor and upon request, will furnish the Beneficiary with receipts showing payment of such taxes and assessments on or before the applicable due date therefor; except that Grantor may in good faith, by appropriate proceedings, contest and diligently pursue such contest, the validity, applicability or amount of any asserted tax or assessment; provided, however, that in any event each such contest shall be concluded and the taxes, assessments, interests, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold.

1.1.4      Condemnation.  Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, Grantor will notify the Beneficiary of the pendency of such proceedings and the time and place of all settings, hearings, trials or other proceedings relating thereto.  The Beneficiary may participate in any such proceedings, and Grantor shall from time to time deliver to the Beneficiary all instruments required by it to permit such participation.  Grantor shall, at its expense, diligently prosecute any such proceedings.  All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to the Grantor and shall be applied to the repair, restoration or replacement of the property condemned. In the event the proceeds of the condemnation award (after deduction for reimbursements to the Beneficiary and Trustee) are deemed inadequate, in the sole discretion of a licensed engineer or architect hired by Grantor, to repair or restore any injury or damage arising from such condemnation, Grantor shall pay said amount necessary for such repair, restoration or replacement.  Determination by Grantor's licensed engineer or architect, acting reasonably, of the amount required to be contributed by the Grantor shall be deemed conclusive.  If (i) there exists an event of default under the Note, this Deed of Trust, or the Loan Documents, the condemnation proceeds shall be applied by the Beneficiary to cure such default and the remainder shall be paid to Grantor for the restoration or repair of the Property, or (ii) Grantor and the Beneficiary mutually agree, in which case the condemnation proceeds shall be applied in payment of the Secured Indebtedness, either in whole or in part (without a premium or penalty), in the inverse order of maturity, with the remainder, if any, to be paid to Grantor.  The Beneficiary shall send to Grantor a notice of the balance of the Secured Indebtedness remaining, if any, after the application of said funds.  Grantor shall not be obligated to repair or rebuild the damaged portion of the Property.

1.1.5      Books and Records.  Grantor will keep accurate books and records in accordance with generally accepted accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Property, and, as often as reasonably requested by the Beneficiary, but nor more often than once in each calendar quarter, Grantor will make reports of operations in such form as the Beneficiary prescribes, setting out full data as to the exploration activities and expenditures, mine development activities and expenditures, mining activities and expenditures and all revenues from the Property.

2.	Remedies and Events of Default.

2.1           Events of Default.  The term "default" or "event of default" as used in this Deed of Trust shall mean the occurrence of any of the following events:

(a)           The failure of Grantor to make any installment of principal or interest due under the Note within forty-five (45) days from the date such payment is due;

(b)           The failure of Grantor to make any payment except for a payment described in paragraph (a) hereof, within forty-five (45) days of the Trustee’s and/or the Beneficiary's notice of such failure; or

(c)           The failure of Grantor to timely and properly observe, keep or perform any material nonmonetary covenant, agreement, warranty or condition herein or of any Loan Documents required to be observed, kept or performed, except that Grantor shall have one hundred and twenty (120) days from notice of such failure to cure such default and if such default cannot be cured within one hundred and twenty (120) days, Grantor shall have a reasonable period of time within which to cure such default, provided Grantor promptly commences curative action and prosecutes such curative action diligently to completion and provided such default or failure can be and is cured within six months from the date of such notice.

2.2           Acceleration.  Upon the occurrence of a default, which is not cured during the applicable cure period, if any, the Beneficiary shall have the option of declaring all the Secured Indebtedness in its entirety to be immediately due and payable without notice to Grantor, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein and as provided by law.

2.3           Management and Possession.  Upon the occurrence of a default which is not cured during the applicable cure period, if any, the Beneficiary is authorized, whether prior or subsequent to the institution of any foreclosure proceedings, to enter upon the Property, or any part thereof, and to take possession of the Property and to exercise, without interference from Grantor, any and all rights to construct, manage, possess, operate, protect or preserve the Property and all equipment, data, documents, records, samples, minerals, ore and other materials relating to and/or derived from the Property (the “Associated Materials”), and to deduct from the proceeds (if any) resulting from the exercise of such rights all reasonable costs, expenses and liabilities of every character incurred by the Beneficiary in exercising such rights and in managing, operating, maintaining, protecting or preserving the Property and the Associated Materials and to apply the remainder of such proceeds on the indebtedness secured hereby in such manner as the Beneficiary may elect.  If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Grantor.

2.4           Foreclosure as Deed of Trust.  Upon the occurrence of a default hereunder, which is not cured during the applicable cure period, if any, the Beneficiary may declare a violation of any of the covenants hereof and elect to advertise the Mortgaged Property, the Associated Materials, and all improvements and other rights relating to the foregoing, for sale and demand such sale.  Then, upon filing notice of such election and demand for sale with the Trustee, the Trustee shall proceed to foreclose upon the Property and, if directed to do so by the Beneficiary, upon the Associated Materials, all as provided by applicable law.  The Trustee shall provide public notice of such foreclosure sale as provided by applicable law.  The Trustee shall sell and dispose of the Property, the Associated Materials, and all improvements and rights relating to the foregoing (en masse or in separate parcels, as the Trustee may think best) and all the right, title and interest of Grantor, and its successors and assigns therein, at public auction all in accordance with the provisions of Colorado Statutes.  Such sale(s) shall be a perpetual bar, both in law and equity, against Grantor and its successors and assigns, and all other persons claiming the Mortgaged Property, the Associated Materials, and all improvements and rights relating to the foregoing, or any part thereof by, through, from or under Grantor.  The Beneficiary may purchase the Mortgaged Property, the Associated Materials, and all improvements and rights relating the foregoing, or any part thereof, and may bid in any part or all of the indebtedness secured hereby, and the purchaser(s) at any such sale shall not be obligated to see to the application of the purchase money.

Any reasonable costs incurred by Beneficiary or its attorney as a part of the cost of foreclosure in conjunction with Grantor's default hereunder shall be deemed allowable by the Trustee in a foreclosure action.  Such allowable costs shall include, but not be limited to, appraisal fees, attorney fees and all costs incurred by Beneficiary or its attorney in conjunction with securing, preserving and maintaining the Property, the Associated Materials and any improvements and rights relating to the foregoing, such as, by way of example and not by way of limitation, costs incurred in conjunction with the appointment and/or institution of a receivership (whether or not a receiver be appointed).

2.5           Foreclosure as Mortgage.  This instrument shall be effective as a mortgage and a security agreement as well as a deed of trust and, upon the occurrence of a default, may be foreclosed, at the election of the Beneficiary, as to any of the Property or the Associated Materials in any manner permitted by the laws of the State of Colorado.

2.6           Application of Proceeds.  The proceeds of any sale in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all costs and expenses incident to such foreclosure sale, including, but not limited to, all reasonable attorneys' fees and court costs and charges of every character, and the statutory fee to the Trustee;

SECOND, to the payment in full of the Secured Indebtedness (including, specifically, without limitation, the principal, interest, late charges and attorneys' fees due and unpaid on the Note and the amounts due and unpaid and owed to the Beneficiary under this Deed of Trust) in such order as the Beneficiary may elect; and

THIRD, the remainder, if any, shall be paid in accordance with applicable statutory provisions or court order.

2.7           Receiver.  In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of a default, the Beneficiary shall, as a matter of right, be entitled to an ex parte appointment of a receiver or receivers for all or any part of the Property and the Associated Materials without regard to the value of the Property or the Associated Materials or to the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by the Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of the Beneficiary to receive payment of the rents and income.  The receiver or his/her/its agents shall be entitled to enter upon and take possession of any and all of the Property and the Associated Materials.  The receiver, personally or through its agents or attorneys, may exclude Grantor and its agents, servants and employees wholly from the Property and the Associated Materials and have, hold, use, operate, manage and control the same and each and every part thereof, and keep insured, the Property and the Associated Materials.  Such receivership shall, at the option of the Beneficiary, continue until full payment of all sums, hereby secured, then due and payable or until title to the Property and the Associated Materials shall have passed by foreclosure sale under this Deed of Trust and the period of redemption, if any, shall have expired.

2.8           Remedies Cumulative.  All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Secured Indebtedness, or any part thereof, or otherwise benefiting the Beneficiary, and the Trustee and the Beneficiary shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the use of any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent use of any other appropriate remedy or remedies.  The Beneficiary shall be entitled to enforce the provisions of this Deed of Trust and to exercise its rights and remedies hereunder notwithstanding that some or all of the indebtedness hereby secured is now or shall hereafter be otherwise secured, whether by mortgage, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor the enforcement thereof shall prejudice or in any manner affect the right of the Beneficiary to realize upon or enforce any other security now or hereafter held by the Beneficiary, it being understood that the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by it in such order and manner as it may in its sole discretion determine.

2.9           Election of Remedies.  The Beneficiary may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to the Beneficiary in its sole discretion.

2.10         Tenancy of Grantor.  In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or its representatives, successors or assigns or any other persons claiming any interest in the Property and/or the Associated Materials by, through or under Grantor are occupying or using the Property and/or the Associated Materials, or any part thereof, each and all shall, at the option of the Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the Beneficiary or said purchaser and said tenancy shall be terminable at will by the Beneficiary or said purchaser, as the case may be.  In the event any tenant fails to surrender possession of said Property and Associated Materials upon the exercise of such option, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer.

3.	Miscellaneous.

3.1           Release.  If the Secured Indebtedness is paid in full, then and in that event only, all rights under this Deed of Trust shall be released by the Beneficiary in due form at Grantor's cost.  No release of this Deed of Trust or the lien thereof shall be valid unless executed by the Beneficiary.

3.2           Beneficiary Rights.  Without affecting the responsibility of Grantor for the performance of the covenants and agreements herein contained, and without affecting the lien of this Deed of Trust upon any of the Property and the Associated Materials, the Beneficiary may at any time and from time to time without notice in writing:  (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor doing any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property and/or the Associated Materials, or any interest therein, from the lien and security interest of this Deed of Trust; (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other instrument now or hereafter securing the payment of the Secured Indebtedness, without impairing or releasing the liability of any other party; (e) extend the time for payment of the Note or otherwise grant indulgences or modify the Note, or (f) subordinate the lien hereof.

3.3           Maximum Interest.  Any provision contained herein, in the Note or in any other instrument evidencing, securing or otherwise relating to any of the Secured Indebtedness to the contrary notwithstanding, the Beneficiary shall not be entitled to receive or collect, nor shall Grantor be obligated to pay, interest on any of the Secured Indebtedness in excess of the maximum rate of interest permitted by applicable law, and if any provision herein, in the Note or in such other instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of the Note shall control and shall override any contrary or inconsistent provision herein or in such other document or instrument.

3.4           Notices.  Any and all notices, elections, demands, requests, and responses thereto permitted or required to be given under this Deed of Trust shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, or upon being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party at the address of such other party set forth above or at such other address within the continental United States or Canada as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof.  Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.  Any such notice, election, demand, request or response to the respective parties shall be addressed to the addresses provided above.  A copy of any notices addressed to the Trustee and/or the Beneficiary shall be delivered at the same time to Pushor Mitchell LLP, 3rd Floor, 1665 Ellis Street, Kelowna, BC, Canada, V1Y 2B3, attention E. Blair Forrest.

3.5           Binding Effect.  The terms, provisions, covenants and conditions hereof shall be binding upon Grantor and the heirs, representatives, successors and assigns of Grantor, including all heirs and successors in interest of Grantor in and to all or any part of the Property and/or the Associated Materials, and shall inure to the benefit of Grantor, the Trustee and the Beneficiary and their respective successors and assigns, substitutes and assigns and shall constitute covenants running with the land.  All references in this Deed of Trust to Grantor, the Trustee or the Beneficiary shall be deemed to include all such representatives, successors, substitutes and assigns.

3.6           Invalidity.  A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any remaining provision, and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

3.7           Redemption.  In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to Section 38-38-301, et seq., C.R.S., or the corresponding provisions of any future law), bear interest at the rate of interest provided in the Note from the date of sale until paid.

3.8           Governing Law.  This Deed of Trust and the Note secured hereby shall be governed by and construed according to the laws of the State of Colorado at the date of execution.

3.9           Grantor’s Liability.  The Grantor’s liability is limited pursuant to the terms of the Note.  In the event of a default under the Note, the Grantor shall be personally liable solely for the Limited Recourse Amount as defined in the Note, subject to the terms and limitations contained in the Note..

Signature Page Follows

IN WITNESS WHEREOF, the Grantor has executed this instrument as of the date first set forth above.

GRANTOR:

HUNTER BATES MINING CORPORATION

By:	/s/ Mark D. Dacko

STATE OF MINNESOTA	)
) ss.
COUNTY OF Hennepin	)

The foregoing instrument was acknowledged before me this 6th day of June, 2008, by Mark D. Dacko, as CFO of Hunter Bates Mining Corporation, a Minnesota corporation, on behalf of the corporation.

/s/ Karen Bjorkman
Notary Public

EXHIBIT A
TO
DEED OF TRUST

LEGAL DESCRIPTION

PARCEL GROUP A:

Parcel A-1:

The BATES LODE Mining Claim, U. S. Survey No. 224, as described in the United States Patent recorded on November 21, 1876, in Book 62 at Page 287,
EXCEPTING AND EXCLUDING all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel A-2:

The CARR LODE Mining Claim, U. S. Survey No. 442, as described in the United States Patent recorded on August 7, 1879, in Book 68 at Page 349,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Survey No. 173, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel A-3:

Mineral rights only in and to the ELLIETH LODE Mining Claim, U. S. Survey No. 37, as described in the United States Patent recorded on June 20, 1872, in Book 53 at Page 277,
County of Gilpin, State of Colorado.

Parcel A-4:

An undivided 2/3 interest in and to the East 185 feet, being the discovery claim, and 85 feet of the West end of Claim No. 1 East of the discovery claim of the GERMAN LODE Mining Claim, U. S. Survey No. 204, the said GERMAN LODE Mining Claim being described in the United States Patent recorded on August 24, 1874, in Book 58 at Page 74,
County of Gilpin, State of Colorado.

Parcel A-5:

The East 715 feet of the West 1,100 feet Claim of the GERMAN LODE Mining Claim, U. Survey No. 204, the said GERMAN LODE Mining Claim being described in the United States Patent recorded on August 24, 1874, in Book 58 at Page 74,
County of Gilpin, State of Colorado.

Parcel A-6:

Surface rights only in and to that portion of the HOPE NO. 2 LODE Mining Claim, U. S. Survey No. 252, as described in the United States Patent recorded on September 16, 1970, in Book 268 at Page 311, that lies Southwest of Block 47, in the City of Central,

EXCEPTING AND EXCLUDING therefrom all town property rights upon the surface, and excepting and excluding from the same all houses, buildings, structures, lots, blocks, streets, alleys or other municipal improvements, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel A-7:

The HUNTER LODE Mining Claim, U. S. Survey No. 266, as described in the United States Patent recorded on June 22, 1883, in Book 93 at Page 137,
EXCEPTING AND EXCLUDING therefrom all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel A-8:

Mineral rights in and to the KITTY LODE Mining Claim, U. S. Survey No. 734, a described in the United States Patent recorded in Book 246 at Page 437, together with that portion of the surface of the said KITTY LODE Mining Claim lying East of the railroad right of way,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Lots Nos. 72, 204, 252, 267, 730, and all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel A-9:

Mineral rights only in and to the LEAVITT LODE Mining Claim, U. S. Survey No. 76, as described in the United States Patent recorded on November 6, 1871, in Book 53 at Page 83,
EXCEPTING AND EXCLUDING any portion thereof embraced by Survey No. 37, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel A-10:

Surface rights only in and to that portion of the MOSELL LODE Mining Claim, U. S. Survey No. 675, lying Northeast of the railroad right of way crossing the said MOSELL LODE Mining Claim, as the said MOSELL LODE Mining Claim is described in the United States Patent recorded on September 12, 1988, in Book 296 at Page 419,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 311, 500 and 609, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel A-11

The SAXON LODE Mining Claim, U. S. Survey No. 730, as described in the United States Patent recorded in Book 296 at Page 426,
EXCEPT that portion of the surface of the said SAXON LODE Mining Claim which lies between the Gregory Street and Lawrence Street rights of way,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 37, 73, 76, 204, 224, 235, 266, 276, 372 506, 590, 607 and 675 and all town property rights upon the surface and all houses, buildings, structures, lots, blocks, streets, alleys and other municipal improvements on the surface, and all rights necessary or proper to the occupation, possession or enjoyment of the same, as excepted and excluded in the said United States Patent,

EXCEPT surface rights in and to that portion of the said SAXON LODE Mining Claim that is Southwest of the railroad right of way,

AND EXCEPT the railroad right of way which crosses the said SAXON LODE Mining Claim,
County of Gilpin, State of Colorado.

Parcel A-12:

Lots 3, 4 and 5,
Block 47,
City of Central,
County of Gilpin,
State of Colorado.

Parcel A-13:
Lots 1-11,
Block 48,
City of Central,
County of Gilpin,
State of Colorado.

Parcel A-14:

Mineral rights only in and to Lot 1,
Block 49,
City of Central,
County of Gilpin,
State of Colorado.

Parcel A-15:

Conrad Lot, City of Central, described in deed recorded in Book 150 at Page 332, to-wit: Beginning at a point on Line 5-6 of Survey No. 73, Kip Lode, whence Corner No. 5 of Survey No. 73 bears N 68 30’ E, 6.24 feet and Station No. 2 Leavitt Street bears N 5 56’ W, 297.3 feet; thence S 68 30’ W, 45.76 feet; thence S 27 W, 76 feet; thence N 86 15’ E, 82.5 feet; thence N 3 45’ W, 79.53 feet to Place of Beginning, County of Gilpin, State of Colorado.

PARCEL GROUP B:

Parcel B-1:

Mineral rights only in and to the ELLIOTT LODE Mining Claim, U. S. Survey No. 77, as described in the United States Patent recorded on November 6, 1871, in Book 53 at Page 80, EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Survey No. 76, as excepted and excluded in the said United States Patent, County of Gilpin, State of Colorado.

Parcel B-2:

Mineral rights only in and to the HARTFORD LODE Mining Claim, U. S. Survey No. 742, as described in the United States Patent recorded on September 12, 1988, in Book 393 at Page 333,

EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 56, 64, 73, 204, 235, 506, 675, 730, 734, 739, 753, and Bledsoe and Simmons Lodes, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel B-3:

Mineral rights only in and to the HUNTER LODE Mining Claim, U. S. Survey No. 507, as described in the United States Patent recorded on December 16, 1881, in Book 82 at Page 12,
County of Gilpin, State of Colorado.

Parcel B-4:

Mineral rights only in and to the East 450 feet of the KIP LODE Mining Claim, U. S. Survey No. 73, and surface rights only in and to that portion of the said KIP LODE Mining Claim, U. S. Survey No. 73, that is East of the East side-line of the Ontonagon Lode Mining Claim, U. S. Survey No. 506, as the said KIP LODE Mining Claim, U. S. Survey No. 73, is described in the United States Patent recorded on November 6, 1871, in Book 53 at Page 77,
EXCLUSIVE OF “ground previously conveyed, the portions of all other claims previously surveyed and patented by the United States and falling within the boundary lines hereinbefore described,” as provided in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel B-5:

Mineral rights only in and to the McCALLISTER LODE Mining Claim, U. S. Survey No. 235, as described in the United States Patent recorded on December 17, 1975, in Book 296 at Page 413,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 53 and 62, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel B-6:

Mineral rights only in and to the ONTONAGON LODE Mining Claim, U. S. Survey No. 506, as described in the United States Patent recorded on February 28, 1892, in Book 82 at Page 40,
EXCEPTING AND EXCLUDING therefrom any portion thereof embraced by Mining Claims or Surveys Nos. 37, 62, 73, 76, 204 and 235, as excepted and excluded in the said United States Patent,
County of Gilpin, State of Colorado.

Parcel B-7:

A permanent easement to the German Mine site, located on the German Mining Claim, Survey #204, form Packard Street in the City of Central.  This easement grants regular vehicle and truck traffic related to the German Mine site, located on the German Mining Claim Survey #204;
And
A permanent easement to the German Mine site, located on the German Mining Claim, Survey #204, form the nearest developed street in the Mammoth Hill planned Unit Development;
And
A surface area of 100 foot radius from the center of the German Mine Shaft, located on the German Mining Claim Survey #204, as designated for the purpose of erecting a headframe, locating a hoisthouse hoist, and usual mining equipment and to maintain an escapeway while mining the German Mining Claim is being actively pursued,
County of Gilpin, State of Colorado